UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway Dallas, TX	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 30, 2018, CECO Environmental Corp. (the “Company”), Met-Pro Technologies LLC, the Company’s indirect wholly-owned subsidiary (the “Seller”), Cincinnati Fan & Ventilator Company, Inc. (the “Purchaser”) and Strobic Air Corporation (“Strobic”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell Strobic to the Purchaser. That same day, the Purchaser acquired all of the capital stock of Strobic for an aggregate purchase price of $28.5 million, subject to post-close purchase price adjustments.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)

The unaudited pro forma condensed consolidated financial statements of the Company giving effect to the sale of Strobic, together with the related notes thereto, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Exhibit Title
2.1*	Stock Purchase Agreement, dated March 30, 2018, by and among CECO Environmental Corp., Met-Pro Corporation, LLC, Strobic Air Corporation and Cincinnati Fan & Ventilation Company, Inc.
99.1	Unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 and unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer